                                                                   Exhibit 10.18


                            JOINT VENTURE AGREEMENT

                                    BETWEEN

            POLYFUEL, INC., SRI INTERNATIONAL AND PLUG POWER, L.L.C.

     THIS JOINT VENTURE AGREEMENT is entered into by and between the parties identified in Exhibit A (the "Parties").

     WHEREAS, the Parties have been selected for participation in the Advanced Technology Program administered by the National Institute of Standards and Technology ("NIST") as a joint venture to conduct certain specified research;

     WHEREAS, the Parties wish to enter into a joint venture agreement to define their respective roles and responsibilities and thus successfully satisfy the objectives of the Program; and

     WHEREAS, the Parties have selected Plug Power, L.L.C., to serve as the Administrator (the "Administrator") for the joint venture and wish to authorize that organization to perform those functions set forth on Exhibit B, specifically including executing the NIST Cooperative Agreement and thereby binding the joint venture to the terms and conditions of that Agreement;

NOW, THEREFORE, the Parties agree as follows:

1.   DEFINITIONS

     1.1  "Agreement" means this Joint Venture Agreement.
           ---------

     1.2  "Invention" means any invention that is not a Subject Invention.
           ---------

     1.3  "Background Patent" means all patents and patent applications that are
           -----------------
          not Subject Patents.

     1.4  "Background Technology" means any technical information generated by
           ---------------------
          the Parties that is not Subject Technology.

     1.5  "Government-Use License" means a nonexclusive, nontransferable,
          ----------------------
          irrevocable, paid-up license to practice or have practiced by or on behalf of the United States throughout the world any Subject Invention.

     1.6  "NIST Cooperative Agreement" means the funding agreement entered
          --------------------------
          into between the Advanced Technology Program of the National Institute of Standards and Technology (NIST) and the joint venture (as executed by the

          Administrator) for the conduct of the Research Program.

     1.7  "Party" or "Parties" means the parties identified in the Form NIST-
           -----      -------
          1263 contained in the Proposal and attached to this Agreement as Exhibit A.

     1.8  "Program" or "Research Program" means the research program set forth
           -------      ----------------
          in the Statement of Work attached hereto as Exhibit C.

     1.9  "Program Expense" means use of funds by the Parties pursuant to the
           ---------------
          NIST Cooperative Agreement.

     1.10 "Proposal" means the proposal submitted by the Parties to the
          --------
          Advanced Technology Program, and which has been accepted by the NIST for funding.

     1.11 "Subject Invention" means any invention conceived or first reduced to
           -----------------
          practice by a party or the Parties at Program Expense during the course of the Program.

     1.12 "Subject Patents" shall mean all patents and patent applications
           ---------------
          claiming Subject Inventions.

     1.13 "Subject Technology" shall mean any technical information
          ------------------
          generated by a party or the Parties at Program Expense during the course of the Program.

2.   ADMINISTRATION AND GOVERNANCE

     2.1  Obligations of the Parties.  The parties agree to work together to
          --------------------------
          accomplish the objectives of the Program by performing research directly and through the use of contracts, and to that end agree to carry out their responsibilities as set forth in the Program and the NIST Cooperative Agreement. The Parties agree to contribute funds or in-kind services substantially in the amounts set forth in the Form NIST-1263 contained in the Proposal, attached hereto as Exhibit D.

     2.2  Program Management. The Administrator shall perform the day-to-day
          ------------------
          management and administration of the Program in accordance with all legal and regulatory requirements, including the NIST Cooperative Agreement.

     2.3  Management Committee. The Management Committee shall direct the
          --------------------
          conduct of the Program in all respects, through the Administrator.



3.   PROPRIETARY INFORMATION

     3.1  Proprietary Information. Unless otherwise agreed in writing, each of
          -----------------------
          the Parties
          agrees that it will not, either during the term of this Agreement or at any time after its termination, use Subject Technology, Subject Inventions, Subject Patents, Background Inventions, Background Patents or Background Technology of any other Party for any purpose except the Program.



     3.2  Exclusions. Background Technology, Subject Inventions, Background
          ----------
          Inventions and Subject Technology shall not be considered proprietary, and thus is not subject to the provisions of Paragraph 3.1 above, which:

          (a) is in the public domain at the time of disclosure or thereafter enters the public domain other than through a breach of this Agreement; or

          (b) is in the possession of the receiving Party prior to its receipt from the disclosing Party; or

          (c) is lawfully obtained from a non-Party under circumstances permitting the receiving Party to use or disclose the information without restrictions; or

          (d) is independently developed by the receiving Party without reference to the disclosed information; or

          (e) is required to be disclosed as a result of governmental or judicial action.

4.   INTELLECTUAL PROPERTY

The protection, allocation and commercialization of intellectual property rights, including Subject Inventions, Subject Patents and Subject Technology under the Research Program, will be as set forth on Exhibit E, attached hereto, and will be in accordance with the NIST Cooperative Agreement and the Proposal, and shall include provisions regarding the required Government Use License.

5.   TERM

This Agreement may be terminated by any party, without penalty, upon five (5) days prior written notice prior to the incurrence of Program Expense. After either party has incurred expenses at Program Expense, the Agreement shall continue in full force and effect until the Parties' obligations as set forth in this Agreement and the NIST Cooperative Agreement have been completed, or until the NIST Cooperative Agreement has been terminated. An individual Party may cease participation in the Program only in a manner consistent with the NIST Cooperative Agreement.

6.   LIABILITY, WARRANTY, INSURANCE

     6.1  Indemnification. Each Party ("Indemnifying, Party") hereby agrees to
          ---------------
          indemnify, defend and hold the other Party, its employees, officers, directors and agents ("Indemnified Party"), harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, (collectively, "Damages") to any third party, suffered or actually incurred by such Indemnified Party as the result of any action, suit, proceeding, arbitration or demand incurred in connection with or arising from breach of this Agreement or any representation or warranty contained herein by the Indemnifying Party. Each Party further agrees to indemnify and hold the other Party harmless from any Damages suffered or actually incurred by such other Party as the result of any action, suit, proceeding, arbitration or demand incurred in connection with or arising from breach of this Agreement, to the extent, a court of competent jurisdiction determines that such breach was in whole, or in part, the responsibility of the Party from whom indemnification is sought. Any Party or Indemnified Party claiming indemnification pursuant to this provision shall immediately upon notice or knowledge of any such action, suit, proceeding, arbitration or demand provide notice to the Party from whom indemnification is sought. Each Party shall immediately notify the other Party of any infringement or potential infringement on the intellectual property rights of any Party by any third party. Each Party shall be responsible for all defense and other costs associated with its own filing and maintenance of Subject Technology, Subject Patents, Subject Inventions, Background Patents, Background Inventions and Background Technology. Joint and several liability will not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for those tasks assigned to it and to which it agrees in the NIST Cooperative Agreement. The Parties agree that in no event will consequential or punitive damages be applicable or awarded with respect to any dispute that may arise between the Parties in connection with this Agreement. This Section 6.1 shall survive termination of this Agreement.

     6.2  Insurance. Each Party agrees to obtain and maintain appropriate public
          ---------
          liability and casualty insurance, or adequate levels of self-coverage, to cover any liability caused by that Party's obligations under this Agreement and the NIST Cooperative Agreement.

7.   NOTICES

     Any notice or request with reference to this Agreement shall be made by first class mail postage prepaid, telex, or facsimile to the addresses shown in Exhibit F.

8.   GENERAL PROVISIONS

     8.1  Amendments.  No amendment or modification of this agreement shall be
          ----------
          valid unless made in writing and signed by the Parties.

     8.2  Assignment.  This Agreement shall not be assigned by any Party without
          ----------
          the express written consent of each Party to this Agreement, which consent shall not be unreasonably withheld. This provision shall not apply in the event a Party changes its name or as part of the sale of the Party's business.

     8.3  Effective Date.  This Agreement shall be effective as of the date of
          --------------
          the last signature below.

     8.4  Force Majeure.  No Party shall be liable for any delay in completion
          -------------
          of work hereunder or of the non-performance of any term or condition of this Agreement directly or indirectly resulting from delays caused by Acts of God; acts of the public enemy; strikes; lockouts; epidemic and riots; power failure; water shortage or adverse weather conditions; or other causes beyond the control of the Parties. In the event of any of the foregoing, the time for performance shall be equitably and immediately adjusted, and in no event shall any Party be liable for any consequential or incidental damages from its performance or non-performance of any term or condition of this Agreement. The Parties shall resume the completion of work under this Agreement as soon as possible subsequent to any delay due to force majeure.

     8.5  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
          accordance with the laws of New York.

     8.6  Headings. Section headings contained in this Agreement are included
          --------
          for convenience only and form no part of the agreement among the parties.

     8.7  Authorization to Execute the NIST Cooperative Agreement.  By signing
          -------------------------------------------------------
          this Agreement, each Party authorizes the Administrator to execute the NIST Cooperative Agreement on behalf of the joint venture.

     8.8  Precedence.  Should there be any conflict between the terms and
          ----------
          conditions of this Agreement and the NIST Cooperative Agreement, the NIST Cooperative Agreement shall take precedence.

     8.9  Severability.  If any Provision of this Agreement is declared invalid
          ------------
          by any court or government agency, all other provisions shall remain in full force and effect.

     8.10 Use of Names.  No Party shall use in any advertising, promotional
          ------------
          or sales literature the name of the other Party without prior written consent.

     8.11 Waivers. Waiver by any Party of any breach or failure to comply with
          -------
          any provision of this Agreement by the other Party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates shown below.

PLUG POWER, L.L.C.                            POLYFUEL, INC.
a Delaware Limited Liability Company          a Delaware Corporation

Name: /s/ Gary Mittleman                      Name: /s/ Harold L.
     -------------------------------          --------------------------------

Title: President and CEO                      Title: President

Date: June 14, 1995                           Date: April 6, 1999

SRI INTERNATIONAL
a California nonprofit public benefit Corporation

Name: /s/ Valerie J.
      -----------------------------

Title: Contracts Manager

Date: April 6, 1999

EXHIBITS
--------

Exhibit A: Parties to the Agreement
Exhibit B: Functions of Administrators
Exhibit C: Research Program
Exhibit D: Contributions of the Parties
Exhibit E: Intellectual Property Plan
Exhibit F: List of Names and Addresses for Notices Concerning this Agreement

                                   EXHIBIT A
                                   ----------

                            PARTIES TO THE AGREEMENT

                                 Polyfuel, Inc.

                               Plug Power, L.L.C.

                               SRI International

                                   EXHIBIT B
                                   ---------

                           FUNCTIONS OF ADMINISTRATOR

1.   DEFINITIONS

     All terms, not otherwise defined herein, shall have the meaning set forth in the Joint Venture Agreement between the Parties, as of the date hereof ("Agreement").

2.   DUTIES OF ADMINISTRATOR

     The Parties hereby appoint Plug as administrator of the joint venture and the Program, and hereby grant Plug the absolute authority and discretion to act on behalf of the joint venture to do the following:

     2.1 Execute the NIST Cooperative Agreement, and, at the discretion of the Management Committee, any amendments thereto;

     2.2 Take responsibility for all primary contact with NIST, its employees and agents in connection with the NIST Cooperative Agreement and the
          Program:

     2.3 With the assistance and cooperation of the Parties, prepare and submit all necessary financial reports, including but not limited to quarterly "Financial Status Report" (Form SF-269), quarterly "Federal Cash Transactions Report" (Form SF-272), monthly "Schedule of Fund Sources and Project Costs" (Form SF-270) and Final Financial Reports (Form SF-269-A);

     2.4 With the assistance and cooperation of the Parties, schedule projects, tasks and deliverables, including delivery of technical progress and budget reports; assign and authorize tasks; schedule weekly telephone conversations; review biweekly e-mail reports summarizing current activities;

     2.5 With the assistance and cooperation of the Parties, review and respond to technical progress and budget reports; integrate reports from Polyfuel., SRI and Plug, for submission to NIST;

     2.6 Review and report deviations from planned objectives to the Management Committee, and, with the consent of the Management Committee, develop and implement a corrective action plan;

     2.7 At the direction of the Management Committee, report any material deviations from planned objectives to NIST;

     2.8 With the assistance and cooperation of the Parties, supervise procurement of services, materials and equipment;

     2.9 Collate and analyze monthly bills from the Parties and submit any bills that are consistent with the budgets contained in the Proposal to NIST for payment;

     2.10 At the direction of the Management Committee, submit bills from the Parties that are inconsistent with the budgets contained in the Proposal to NIST for payment;

     2.11 Remit payments to the Parties after receipt of funds from NIST;

     2.12 With the assistance and cooperation of the Parties, authorize payment for services, materials and equipment from Program funds;

     2.13 Verify and monitor contract performance to assure compliance with contractual obligations (i.e., reporting requirements, delivery schedules, tests, inspections, budget, etc.); prepare monthly reports to contract file regarding same;

     2.14 Ensure that all vendor contracts and subcontractor contracts are in place;

     2.15 Coordinate submission of all relevant subject invention disclosures to NIST;

     2.16 Coordinate maintenance and update of government agency contract procedures and procurement practices;

     2.17 At the direction of the Management Committee, notify NIST of the addition or substitution of Joint venture partners; and

     2.18 Notwithstanding the foregoing, Plug shall have all power and authority necessary or advisable to carry out its legal and ethical responsibilities under the Program and/or the NIST Cooperative Agreement.

3.   DUTIES OF THE PARTIES

     Each of the Parties shall individually be responsible for the following:

     3.1 Provide a detailed monthly accounting of actual direct costs (direct labor and direct materials) incurred on the Project, including a comparison to the approved budget in accordance with the terms and conditions of the award;

     3.2 Calculate indirect costs, using an established indirect cost rate with a Federal agency or negotiated as part of the award (note indirect costs will not be allowable charges unless specifically included in the approved budget);

     3.3 Prepare and submit all data necessary or requested by the Administrator in connection with preparation of forms or documents requested or required by NIST, including, but not limited to Form SF-269, Form SF-272, Form SF-270 and Form SF-269-A;

     3.4 Coordinate internal procedures (including administrative, legal, purchasing receiving) to assure compliance with provisions of the NIST Cooperative Agreement;

     3.5  Ensure that all vendor or subcontractor contracts are in place;

     3.6 Prepare all relevant Subject invention disclosures; maintain subject invention disclosure database, continue to follow-up, in a timely manner, on subject invention disclosure reporting requirements;

     3.7 Maintain and update a current listing of all government property inventory and its location;

     3.8 Comply with all budgetary requirements and legal and ethical standards pertaining to the Program and/or the NIST Cooperative Agreement; and

     3.9 Maintain and update government agency contract procedures and procurement practices.

4.   MANAGEMENT COMMITTEE

The Management Committee shall have four (4) members, one appointed by Polyfuel, one appointed by SRI, and two appointed by Plug. Each member of the Management Committee shall serve until replaced by the appointing entity. All actions of the Management Committee shall require approval by a majority of its members. In the event the Management Committee is deadlocked or otherwise unable to reach a decision on any of the matters set forth below, the Management Committee shall refer the matter to the Chief Executive Officer of Plug, who shall have the authority to make binding decisions for the Management Committee provided that such decisions are consistent with the Agreement and the NIST Cooperative Agreement. The Management Committee shall have authority to do the following:

     4.1 Establish overall program and project objectives, including individual tasks;

     4.2  Approve amendments to the NIST Cooperative Agreement and the Program

     4.3 Assess administrator reports of deviations from planned objectives and determine when and whether deviations should be reported to NIST;

     4.4 Develop and implement corrective action plans to correct any deviations from planned objectives;

     4.5 Determine when bills that are inconsistent with the budgets contained in the Proposal should be submitted to NIST;

     4.6 Determine whether, when and the terms under which additional or replacement joint venture partners should be added; and

     4.7 Determine when a joint venture party should be replaced, and who will be admitted as a replacement joint venture partner, if any.

                                   EXHIBIT E
                                   ----------

                           INTELLECTUAL PROPERTY PLAN

     WHEREAS, Polyfuel, Inc. ("Polyfuel"), SRI International ("SRI"), and Plug Power, L.L.C. ("Plug", collectively, the "Parties"), have been selected for participation in the Advanced Technology Program administered by the National Institute of Standards and Technology ("NIST") as a joint venture to conduct certain specified research; and

     WHEREAS, this Intellectual Property Plan ("IP Plan") is entered into between Polyfuel, SRI and Plug, as of this 29th day of January, 1999, and shall be included as an exhibit and incorporated by reference into the Joint Venture Agreement ("Agreement") between the Parties.

NOW, THEREFORE, Polyfuel, SRI and Plug agree as follows:

1.   DEFINITIONS

     1.1  "Agreement" means the Joint Venture Agreement between the Parties
           ---------
          executed as of the date hereof.

     1.2  "Background Invention" means any invention that is not a Subject
           --------------------
          Invention.

     1.3  "Background Patent" means all patents and patent applications that
           -----------------
          are not Subject Patents.

     1.4  "Background Technology" means any technical information generated by
           ---------------------
          the Parties that is not Subject Technology.

     1.5  "Confidential Information" means any proprietary information marked as
           ------------------------
          proprietary or identified as proprietary, whether of a business or technical nature relating to the Program. Confidential Information shall not include information that (a) is or becomes public through no breach of this IP Plan or the Agreement by the receiving party; (b) is known by the receiving party at the time of disclosure, as shown by competent written evidence; (c) is rightfully received from a third party without a similar restriction and without breach of this IP Plan; (d) is independently developed by the receiving party without reference to disclosed information; or (e) is required to be disclosed with result of governmental or judicial action.

     1.6  "Gas Diffusion Layer" or "GDL" shall mean a component located between
           -------------------      ---
          the membrane and anode or cathode plates which is used to diffuse and distribute reactants and products and may have catalyst applied thereto.

     1.7  "Fuel Cell System" means an electrochemical device that includes a
           ----------------
          Stack, MEA, fuel process and/or other systems to convert chemical energy into electrical energy through the use of a catalyst.

     1.8  "Membrane Electrode Assembly" or "MEA" shall mean an assembly of a
           ---------------------------      ---
          membrane and electrodes (if not applied to the GDL and other components integral to the membrane as well as the components comprising such components and the methods of using such MEAs and components.

     1.9  "MEA Invention" is defined in Section 2.3.2, herein.
           -------------

     1.10 "NIST Cooperative Agreement" means the funding agreement entered
           --------------------------
          into between the Advanced Technology Program of the National Institute of Standards and Technology (NIST) and the Parties (as executed by the Administrator) for the conduct of the Research Program.

     1.11 "IP Plan" means this Intellectual Property Plan.
           -------

     1.12 "Plug Competitor" means any manufacturer of PEM fuel cells,
           ---------------
          including but not limited to Energy Partners, Ballard, International Fuel Cells, Analytic Power Corporation, Avista Corporation, Alta Vista Labs, H Power Corp., Northwest Power Systems, Allied Signal.

     1.13 "Product" shall mean a PEM fuel cell or any of its component
           -------
          parts that use or rely upon a Subject Invention.

     1.14 "Program" or "Research Program" means the research program set
           -------      ----------------
          forth in the Statement of Work attached to the Agreement as Exhibit B.

     1.15 "Program Expense" means use of funds by the Parties pursuant to
           ---------------
          the NIST Cooperative Agreement.

     1.16 "Proposal" means the proposal submitted by the Parties to the
           --------
          Advanced Technology Program, and which has been accepted by NIST for funding.

     1.17 "SRI" means SRI International.
           ---

     1.18  "Stack" shall mean end plates, anode and cathode plates, coolant
            -----
          plates, humidification plates and current collector plates (the "Plates"), including ancillary components thereto, such as GDL, screens, supports, and gaskets (the "Ancillary Components"), including the materials comprising the Stack, Plates and the Ancillary Components, and the methods of using the Stack, Plates and Ancillary Components and the design, use, assembly, process, configuration and know-how thereof, and the design, use, assembly, process, configuration and know-how of sealing, compressing and operating the plates and ancillary components, and the design, use, assembly, process, configuration and know-how of interfacing the plates and ancillary components with the fuel system, air system, power conditioning system, and control system.

     1.19 "Stack Invention" is defined in Section 2.2.2, herein.
           ---------------

     1.20 "Subject Invention" means any invention conceived or first
           -----------------
           reduced to practice by a party or the Parties at Program Expense during the course of the Program.

     1.21 "Subject Patents" shall mean all patents and patent applications
           ---------------
          claiming, Subject Inventions.

     1.22 "Subject Technology" shall mean any technical information
           ------------------
          generated by a party or the Parties at Program Expense during the course of the Program.

2.   ALLOCATION OF INTELLECTUAL PROPERTY RIGHTS

     2.1  Background Technology. Plug shall retain all rights to its Background
          ---------------------
          Technology, Background Patents and Background Inventions. Polyfuel shall retain all rights to its Back-round Technology, Background Patents and Background Inventions. SRI shall retain all rights to its Background Technology, Background Patents and Background Inventions. Polyfuel shall not transfer any Polyfuel Invention or MEA Invention to any Plug Competitor, or any affiliate thereof, under circumstances that could allow tile Plug Competitor to refuse to make or delay in making such inventions publicly available. SRI shall not transfer any SRI Invention or MEA Invention to any Plug Competitor, or any affiliate thereof, under circumstances that could allow the Plug Competitor to refuse to make or delay in making such inventions publicly available.

     2.2  Plug's Rights. Subject to Section 2.5, below, Plug shall
          -------------

          2.2.1 retain the entire right, title and interest throughout the world in each Subject Invention, Subject Patent and Subject Technology that is solely the invention of an employee, consultant or intern of Plug ("Plug Invention");

          2.2.2 retain the entire right, title and interest throughout the world in each Subject Invention, Subject Patent and Subject Technology that is not a Polyfuel Invention, an SRI Invention, or an MEA Invention ("Stack Invention") whether or not jointly invented.

          2.2.3 be granted from Polyfuel, SRI and any transferee or licensee of Polyfuel or SRI, the right to purchase any Products manufactured by Polyfuel, SRI or such transferees or licensees of Polyfuel or SRI, that include MEA Inventions, Polyfuel Inventions or SRI Inventions ("MEA Products"), at the best per unit cash price offered by Polyfuel, SRI or any transferee or licensee of either of them to any of its customers or agents for the number of units being purchased by Plug under any purchase order ("Best Price") for the period of two (2) years commencing as of the date of the first commercial sale of the MEA Products ("Preferred Pricing Term"). Best Price available to Plug hereunder shall be expressly limited to cash sales payable in full at delivery and shall not include pricing arrangements offered by Polyfuel, SRI or their transferees or licensees, to others involving the leasing or financing of the MEA Products, revenue sharing, or other hybrid arrangements with such customers. Provided, however, that during the Preferred Pricing Term, Plug may not sell any MEA Products purchased at a discount to an unrelated third party unless it is sold as part of a Fuel Cell System. The Parties further agree that prior to commercialization of any MEA Products, they will negotiate in good faith, a discount to Best Price or a profit share to reflect Plug's contribution to development of the MEA Products.

         2.2.4 be granted from Polyfuel and SRI and any transferee or licensee of Polyfuel or SRI, an irrevocable light to purchase a non-exclusive, transferable, irrevocable, fully paid up license to make, use and sell MEA Inventions, SRI Inventions, Polyfuel Inventions for use with Plug Products or any inventions including Plug Inventions or Stack Inventions ("Transfer License"), if Polyfuel, SRI or their Affiliates or transferees or licensees fail to make Products that include Polyfuel Inventions, SRI Inventions or MEA Inventions publicly available within six (6) months of notice from Plug ("Plug Notice") that it will have Products including Plug Inventions or Stack Inventions commercially available within three (3) months of the notice date provided, however, that Plug may not issue any Plug Notice until one (1) calendar year after termination of the Program. The Parties agree that if it is technologically impossible to produce a Product within six (6) months, and substantial progress (as determined by Plug in their sole discretion) is being made toward production, the date on which production must commence will be extended. In no event will the extension exceed twelve (12) months from the notice date. The Purchase Price for the Transfer License shall equal all costs of the Program incurred by Polyfuel and/or SRI, as applicable, including but not limited to out of pocket costs, cost sharing funds spent by Polyfuel and/or SRI on the Program, reimbursement for labor and overhead costs, and patent, trademark and copyright fees paid or payable by Polyfuel and/or SRI. For purposes of this section, a Product will not be deemed to be publicly available unless Polyfuel, SRI and their transferees and licensees agree to sell Products to Plug consistent with Plug's specifications (which must be consistent with Program specifications) at the price set forth in Section 2.2.3, above, f~r the duration of the Preferred Pricing, Term.

2.3  Polyfuel's Rights. Subject to Section 2.5, below, Polyfuel shall
     -----------------

     2.3.1 retain the entire right, title and interest throughout the world in each Subject Invention, Subject Patent and Subject Technology that is solely the invention of an employee, consultant or intern of Polyfuel ("Polyfuel Invention");

     2.3.2 retain the entire right, title and interest throughout the world in each Subject Invention, Subject Patent and Subject Technology that is not a Plug Invention or an SRI Invention and is solely a part of or integral to the MEA ("MEA Invention").

2.4  SRI's Rights. Subject to Section 2.5, below, SRI shall retain the entire
     ------------
     right, title and interest throughout the world in each Subject Invention, Subject Patent and Subject Technology that is solely the invention of an employee, consultant or intern of SRI ("SRI Invention").

2.5  NIST's Rights.
     -------------

     2.5.1  In accordance with the Advanced Technology Program (ATP) statute and regulation, specifically 15 USC (S)278n(d)(11)(A) and 15 CFR
                                         ------------------------     ------
            (S)295.8(u)(1), title to Subject Invention(s) will vest in a company
            --------------
            or companies incorporated in the United States. Title to any such Subject Invention shall not be transferred or passed, except to a company incorporated in the Unites States of America until the expiration of the first patent obtained in connection with such Subject Invention(s). Nothing in this section shall be construed to prohibit the licensing to any company of intellectual property rights arising from assistance provided under this section.

     2.5.2 The United States reserves a non-exclusive, non-transferable, irrevocable, paid up license to use for government purposes any Subject Invention, but shall not, in the exercise of such license, publicly disclose proprietary information related to such Subject Invention.

3.   CONFIDENTIALITY

     3.1    Plug. Plug will, for a period of three (3) years from termination of
            ----
            the Agreement, maintain the confidentiality of all Confidential Information provided to it by Polyfuel ("Polyfuel Confidential Information") and SRI ("SRI Confidential Information") and will assure that Polyfuel Confidential

            Information and SRI Confidential Information is not disclosed or otherwise disseminated to any person, firm, corporation or other entity, without first obtaining the prior written permission of a duly authorized officer of Polyfuel or SRI, as applicable, provided however, that Plug may distribute Polyfuel Confidential Information and SRI Confidential Information to NIST, if required to do by the NIST Cooperative Agreement or the Agreement and to its employees and authorized agents for the purpose of reviewing and analyzing Polyfuel Confidential Information and SRI Confidential Information, but Plug, shall at all times remain responsible for maintaining the confidentiality of Polyfuel Confidential Information and SRI Confidential Information. Plug will retain Polyfuel Confidential Information and SRI Confidential Information on its premises and the Polyfuel Confidential Information and SRI Confidential Information will not be moved off Plug's premises or copied without the express prior written consent of Polyfuel or SRI, as applicable. Plug will use reasonable means, not less than those used to protect its own proprietary information, to safeguard the Polyfuel Confidential Information and SRI Confidential Information. Plug will promptly return all Polyfuel Confidential Information and all but one (1) copy of the Polyfuel Confidential Information or documents created based upon the Polyfuel Confidential Information (to be retained solely to monitor compliance with this section), to Polyfuel, upon termination of the Agreement, or sooner, upon Polyfuel's request. Plug will promptly return all SRI Confidential Information and any copies of the SRI Confidential Information or documents based on the SRI Confidential Information to SRI upon termination of the Agreement, or sooner upon SRI's request. Plug agrees and represents that no portion of the Polyfuel Confidential Information, the SRI Confidential Information or any other confidential information concerning Polyfuel or SRI will be disclosed except as expressly permitted by this IP Plan and the Agreement and that Plug will not use the Polyfuel Confidential Information, the SRI Confidential Information or any portion of them or any other Confidential Information concerning Polyfuel or SRI for any purpose other than the Program. In the event of a breach or threatened breach by Plug of the provisions of this Section 3, Polyfuel and SRI shall each be entitled to an injunction restraining Plug from disclosing, in whole or in part, Polyfuel Confidential Information and SRI Confidential Information. Nothing herein shall be construed as limiting Polyfuel or SRI from pursuing any other remedies available to them for breach or threatened breach of this Section 3, including the recovery of damages from Plug. The provisions of this Section 3 shall survive the termination of this IP Plan and the Agreement.

     3.2  Polyfuel. Polyfuel will, for a period of three (3) years from
          --------
          termination of the Agreement, maintain the confidentiality of all Confidential Information provided to it by Plug ("Plug Confidential Information") and all SRI Confidential Information and will assure that Plug Confidential Information and SRI Confidential Information is not disclosed or otherwise disseminated to any person, firm, corporation or other entity, without first obtaining the prior written permission of a duly authorized officer of Plug or SRI, as applicable, provided however, that Polyfuel may distribute Plug Confidential Information and SRI Confidential Information to NIST, if required to do by the NIST Cooperative Agreement or the Agreement and to its employees and authorized agents for the purpose of reviewing, and analyzing Plug Confidential Information and SRI Confidential Information, but Polyfuel shall at all times remain responsible for maintaining the confidentiality of Plug Confidential Information and SRI Confidential Information. Polyfuel will retain Plug Confidential Information and SRI Confidential Information on its premises and the Plug Confidential Information and SRI Confidential Information will not be moved off Polyfuel's premises or copied without the express prior written consent of Plug or SRI, as applicable. Polyfuel will use reasonable means, not less than those used to protect its own proprietary information, to safeguard the Plug Confidential Information and SRI Confidential Information. Polyfuel will promptly return all Plug Confidential Information and all but one (1) copy of the Plug Confidential Information or documents created based upon the Plug Confidential Information (to be retained solely to monitor compliance with this section), to Plug, upon termination of the Agreement, or sooner, upon Plug's request, Polyfuel will promptly return all SRI Confidential Information and any copies of the SRI Confidential Information or documents based on the SRI Confidential Information to SRI upon termination of the Agreement, or sooner upon SRI's request. Polyfuel agrees and represents that no portion of the Plug, Confidential Information, the SRI Confidential Information or any other confidential information concerning Plug or SRI will be disclosed except as expressly permitted by this IP Plan and the Agreement and that Polyfuel will not use the Plug Confidential Information, the SRI Confidential Information or any portion of them or any other Confidential Information concerning, Plug or SRI for any purpose other than the Program. In the event of a breach or threatened breach by Polyfuel of the provisions of this Section 3, Plug and SRI shall each be entitled to an injunction restraining Polyfuel from disclosing, in whole or in part, Plug Confidential Information and SRI Confidential Information. Nothing herein shall be construed as limiting Plug or SRI from pursuing any other remedies available to them for breach or threatened breach of this Section 3, including the recovery of damages from Polyfuel. The provisions of this Section 3 shall survive the termination of this IP Plan and the Agreement.

     3.3  SRI. SRI will, for a period of three (3) years from termination of the
          ---
          Agreement, maintain the confidentiality of all Confidential Information provided to it by Polyfuel and Plug and will assure that Polyfuel Confidential Information and Plug Confidential Information is not disclosed or otherwise disseminated to any person, firm, corporation or other entity, without first obtaining the prior written permission of a duly authorized officer of Polyfuel or Plug, as applicable, provided however, that SRI may distribute Polyfuel Confidential Information and Plug Confidential Information to NIST, if required to do by the NIST Cooperative Agreement or the Agreement and to its employees and authorized agents for the purpose of reviewing and analyzing Polyfuel Confidential Information and Plug Confidential Information, but SRI shall at all times remain responsible for maintaining the confidentiality of Polyfuel Confidential Information and Plug Confidential Information. SRI will retain Polyfuel Confidential Information and Plug Confidential Information on its premises and the Polyfuel Confidential Information and Plug Confidential Information will not be moved off SRI's premises or copied without the express prior written consent of Polyfuel or Plug, as applicable. SRI will use reasonable means, not less than those used to protect its own proprietary information, to safeguard the Polyfuel Confidential Information and Plug, Confidential Information. SRI will promptly return all Polyfuel Confidential Information and all but one (1) copy of the Polyfuel Confidential Information or documents created based upon the Polyfuel Confidential Information (to be retained solely to monitor compliance with this section), to Polyfuel, upon termination of the Agreement, or sooner, upon Polyfuel's request. SRI will promptly return all Plug Confidential Information and any copies of the Plug Confidential Information or documents based on the Plug Confidential Information to Plug upon termination of the Agreement, or sooner upon Plug's request. SRI agrees and represents that no portion of the Polyfuel Confidential Information, the Plug Confidential Information or any other confidential Information concerning Polyfuel or Plug will be disclosed except as expressly permitted by this IP Plan and the Agreement and that SRI will not use the Polyfuel Confidential Information, the Plug Confidential Information or any portion of them or any other Confidential Information concerning Polyfuel or Plug for any purpose other than the Program. In the event of a breach or threatened breach by SRI of the provisions of this
          Section 3, Polyfuel and Plug shall each be entitled to an injunction restraining SRI from disclosing, in whole or in part, Polyfuel Confidential Information and Plug Confidential Information. Nothing herein shall be construed as limiting Polyfuel or Plug from pursuing any other remedies available to them for breach or threatened breach of this Section 3, including the recovery of damages from SRI. The provisions of this Section 3, shall survive the termination of this IP Plan and the Agreement.

4.   MISCELLANEOUS

     4.1  Subcontractor Restrictions. Polyfuel and Plug may enter into
          --------------------------
          subcontracts in connection with the Agreement. Each subcontractor must agree to be bound by

          Section 3, above, and agree to enter into a subcontractor agreement that is consistent with the Agreement, the NIST Cooperative Agreement and the allocation of intellectual property rights set forth in this IP Plan.

     4.2  Term. This IP Plan shall continue in full force and effect until the
          ----
          Parties' obligations as set forth in the Agreement and the NIST Cooperative Agreement have been completed, or until the NIST Cooperative Agreement has been terminated.

     4.3  Amendments. No amendment or modification of this IP Plan shall be
          ----------
          valid unless made in writing and signed by Polyfuel, SRI and Plug.

     4.4  Assignment. This IP Plan shall not be assigned by any party
          ----------
          without the express written consent of the other parties hereto, which consent shall not be unreasonably withheld. This provision shall not apply in the event a party changes its name or as part of the sale of the party's business.

     4.5  Effective Date. This IP Plan shall be effective as of the date of the
          --------------
          last signature below.

     4.6  Governing Law. This IP Plan shall be governed by and interpreted in
          -------------
          accordance with the laws of New York.

     4.7  Headings. Section headings contained in this IP Plan are included for
          --------
          convenience only and form no part of the agreement among the Parties.

     4.8  Severability. If any provision of this IP Plan is declared invalid by
          ------------
          any court or government agency, all other provisions shall remain in full force and effect.

     4.9  Waivers.  Waiver by any Party of any breach or failure to comply with
          -------
          any provision of this IP Plan by the other Party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this IP Plan.

     IN WITNESS WHEREOF, the Parties have caused this IP Plan to be executed by their duly authorized officers or representatives on the dates shown below.

PLUG POWER, L.L.C.                       POLYFUEL, INC.
a Delaware Limited Liability Company     a Delaware Corporation


Name:                                    Name:
      -----------------------                   -----------------------

Title:                                   Title:        President
      -----------------------                   -----------------------

Date:                                    Date:        April 6, 1999
      -----------------------                   -----------------------


SRI INTERNATIONAL
a California nonprofit public benefit Corporation



Name:
      ---------------------------------

Title:          Contracts Manager
      -----------------------------

Date:             April 6, 1999
      -------------------------

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